EXHIBIT 10.29


LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY  AGREEMENT  (the  "Agreement"),  dated  October 9, 2003,  (the
"Effective Date") by CREATIVE BAKERIES, INC., a New York corporation ("Creative") and J.M. SPECIALTIES, INC., A NEW JERSEY CORPORATION ("JMS") (Creative and JMS are collectively referred to as the "Borrowers"), and Fairfield Gourmet Food Corp. ("Lender"), a New Jersey corporation.

                              W I T N E S S E T H:

            WHEREAS, pursuant to this Agreement, the Lender has agreed to make a loan to the Borrowers upon the terms and subject to the conditions set forth herein;

            WHEREAS, Borrowers executed certain Secured Promissory Note in favor of Lender, dated October 9, 2003 (the "Note"), in the principal amount of $250,000; and

            WHEREAS, it is a condition to the obligation of the Lender to make the loan to the Borrowers under the Note, that the Borrowers shall have executed and delivered this Agreement to the Lender.

            NOW THEREFORE, in consideration of the premises and to induce the Lender to accept the Note, and to make the loan to the Borrowers, the Borrowers hereby agree with the Lender as follows:

                                    ARTICLE I
                                    THE LOAN

         1.1. The Loan. Subject to the terms and conditions hereinafter provided, Lender shall lend to Borrowers Two Hundred Fifty Thousand ($250,000) Dollars (the "Loan"), for the purposes indicated below :

                The Loan shall be used only for Borrowers operating requirements and for no other purpose including but not limited to payment of debt not incurred in ordinary course of Borrowers' business.

         1.2. The Note. The Loan shall be evidenced by the Note substantially in the form attached hereto as Exhibit 1.2, which Note shall be executed by the Borrowers as of the Effective Date. Every term contained in the Note shall be deemed incorporated into this Agreement. To the extent any provision of the Note shall be deemed to be inconsistent with the provisions of this Agreement, however, the provisions of this Agreement shall control.

         1.3.   Interest

                1.3.1. The outstanding principal balance of the Loan and any other obligations arising under this Agreement shall bear interest at the rate of Thirteen percent (13%) per annum. Any unpaid interest shall be added to the outstanding principal balance of the Loan and shall bear interest as well.

                1.3.2. Interest on the Loan shall be payable by the Borrowers to the Lender on December 31, 2003, March 31, 2004, June 30, 2004 and August 31, 2004.

                1.3.3. The "Interest Rate Factor" shall be calculated by dividing the annual interest rate of 13% by 360 days and then multiplying the resulting quotient by the Number of Elapsed Days. The "Number of Elapsed Days" for the Interest due on December 31, 2003, shall be determined by the number of days from the date of this Agreement up until and including December 31, 2003. For Interest due on March 31, 2004, June 30, 2004, and August 31, 2004, the "Number of Elapsed Days" shall be determined respectively by the number of days from the last day of the previous quarter (excluding such last day of the previous quarter), up until and including the date upon which the Interest Payment is due.


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

                1.3.4. The "Interest" shall be calculated by multiplying the applicable Interest Rate Factor by the outstanding principal balance of the Loan as of the date each Interest payment is due, unless there has been a modification of the principal balance during such period, in which event interest will be calculated based on outstanding balances from time to time.

                1.3.3. Borrowers shall pay interest on any overdue installment of principal and/or interest for the period for which such payment is overdue at the rate of eighteen percent (18%) per annum. Nothing contained herein shall be deemed to require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the amount required to be paid hereunder for any period exceeds the maximum rate permitted by law, such amounts shall be automatically reduced for such period to the maximum rate permitted by applicable law.

                1.3.4. The Borrowers shall compensate the Lender, upon the Lender's delivery of a written demand therefore to the Borrowers (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto) for all reasonable losses, expenses and liabilities that the Lender sustains as a consequence of any default by the Borrowers in repaying the Loan or any other amounts owing hereunder when required by the terms of this Agreement.

                1.3.5. In addition to interest Borrowers shall pay to Lender a fee of one-percent (1%) of the Loan, (Two Thousand Five Hundred [$2,500] Dollars), in consideration for Lender making the Loan to Borrowers.

         1.4. Repayment of Principal. Except as otherwise provided in this Agreement, repayment of principal shall be due and payable in one lump sum on August 31, 2004 (the "Due Date").

         1.5. Prepayment. The Borrowers may prepay up to Sixty Two Thousand Five Hundred ($62,500) Dollars in principal on each date that interest is due pursuant to this Agreement, without penalty or premium in which case any such prepayments shall be deducted from the outstanding principal balance of the Loan for any Interest payments due thereafter. Borrowers may also prepay all of the principal of the Loan at any time provided such prepayment shall include interest calculated to the date of prepayment plus fifty (50%) percent of the interest that would have been earned had the Loan not been prepaid from the date of such prepayment to the Due Date (the "Yield Maintenance Payment"). It is acknowledged that the Yield Maintenance Payment is intended to compensate Lender for utilizing its credit in order to make the Loan to Borrowers and is not to be deemed additional interest for any purpose. The Yield Maintenance Payment shall also be due in the event of a prepayment as a result of acceleration of the Loan as a result of an Event of Default (See Section 1.6).

         1.6. Acceleration. Notwithstanding the other provisions of this Agreement, immediately upon the occurrence of any Event of Default (as defined in Section 5.1) and during any continuance thereof, the Lender may declare the Loan, all interest thereon and all other amounts and obligations payable to be forthwith due and payable to the Lender or may take any other action as provided in Section 5.2 and 5.3 of this Agreement.

         1.7. Payment Procedures. All payments made by Borrowers under this Agreement shall be made to the Lender at its office at the address indicated in
Section 7.3 and shall be made in U.S. dollars. All payments received by the Lender shall be applied first to fees and expenses (if any), then to accrued interest, then to the Yield Maintenance Payment and lastly, to unpaid principal in accordance with the terms of this Agreement. To the extent not previously repaid, all principal and interest outstanding with respect to the Loan, plus any accrued but unpaid expenses and fees or other obligations arising under this Agreement, shall be due and payable in full on the "Due Date."


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

                                   ARTICLE II
                                   COLLATERAL

         2.1. Collateral. Borrowers hereby pledge, assign and grant to Lender, as security for the performance of this Agreement, the Note and any other documents executed in connection herewith (the "Loan Documents"), and the repayment of the Loan and for all other indebtedness, liabilities and obligations of Borrowers (primary, secondary, direct, contingent, related, unrelated, sole, joint or several) due or to become due to Lender or which may be contracted for or acquired hereafter (collectively, the "Obligations"), a security interest under the Uniform Commercial Code in effect in the States of New Jersey and New York in all Accounts, Inventory, General Intangibles, (including but not limited to trade names, brand names (such as Brooklyn Cheesecake), recipes and customer lists), Chattel Paper, Instruments, Documents and Equipment (whether or not constituting fixtures) and any other asset now owned or hereafter acquired by Borrowers, together with all cash and non-cash proceeds, products, distributions, additions, accessions, substitutions, exchanges and replacements thereof, (collectively, the "Collateral").

         2.2. Further Assurances. Borrowers shall from time to time promptly take all actions (and execute, deliver and record all instruments and documents) necessary or reasonably appropriate or requested by Lender, to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

         2.3. Attorney-In-Fact. Borrowers hereby irrevocably appoint Lender as its attorney-in-fact, in the name of Borrowers or otherwise, from time to time in Lender's discretion and at Borrowers' expense, to take any action and to execute, deliver and record any instruments or documents which Lender may deem necessary or advisable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral including, without limitation, financing or continuation statements under the Uniform Commercial Code, and amendments thereto. Lender shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for gross negligence or willful misconduct. All authorizations and agencies herein contained with respect to the collateral are irrevocable powers coupled with an interest.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Borrowers hereby make the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are satisfied in full:

         3.1. Existence and Power. Creative and JMS are corporations duly organized, validly existing and in good standing in all material respects under the laws of the jurisdiction of their respective incorporation or organization and have all requisite power and authority to own and operate their assets and to conduct their business as now or proposed to be carried on, and are duly qualified, licensed and in good standing to do business in all jurisdictions where their ownership of property or the nature of their business requires such qualification or licensing. Borrowers have the full power and authority to execute, deliver and perform this Agreement, the Note, financing statements, and all other agreements, instruments, and documents evidencing or securing the Loan (collectively as "Loan Documents").

         3.2. Authorization and Enforceability. Borrowers have been duly authorized to execute, deliver and perform the Loan Documents by all appropriate action of their respective Boards of Directors or otherwise as may be required by law, charter or other organizational documents or agreements. Each of the Loan Documents, when executed and delivered by Borrowers, will constitute the legal, valid and binding obligation of Borrowers, enforceable in accordance with their respective terms.


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

         3.3. No Defaults or Violations. There does not exist any Event of Default (as that term is defined in Section 5.1) under this Agreement or any material default or violation by Borrowers of or under any of the terms, conditions or obligations of: (a) Creative and JMS articles or certificate of incorporation, regulations or bylaws or other organizational documents as applicable; (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which Creative and JMS are a party or by which they or any of their properties may be bound; or (c) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon Borrowers by any law, or by the action of any court or other governmental authority or agency; and the execution, delivery and performance of the Loan Documents will not result in any such default or violation, nor are any approvals, authorizations, licenses, waivers or consents, governmental (foreign, federal, state or local) or non-governmental, under the terms of contracts or otherwise, required to be obtained by Borrowers by reason of or in connection with their execution, delivery and performance of any of the Loan Documents. Notwithstanding anything else to the contrary contained in this Agreement or any Loan Document, Lender acknowledges that Borrowers have informed Lender that (i) Borrowers may be in default of their lease and that they are proceeding in good faith to renegotiate a new lease or amendments to the present lease with its landlord, (ii) Borrowers pay their creditors on a 90 day basis, and (iii) Creative is in default of a certain warrant for the issuance of shares of stock of Creative. The existence of items (i), (ii), and (iii) above shall not constitute a breach or an Event of Default with respect to this Agreement or any of the Loan Documents, but anything resulting from the existence of these items, including but not limited to the institution of litigation by Borrower's landlord, a creditor or the beneficiary of the warrant may constitute a default under this Agreement if provided for by Article V hereof.

         3.4. Financial Statements. Borrowers have delivered or caused to be delivered to Lender their most recent balance sheet, income statement and statement of cash flows as of June 30, 2003 (the "Financial Statements"). The Financial Statements are true, accurate and complete in all material respects and fairly present the financial condition, cash flow and the results of Borrowers' operations as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles in effect from time to time ("GAAP"), consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and excluding disclosures normally required by GAPP. Borrowers do not have any liabilities or obligations of any nature (whether or not of the nature required to be reflected in a balance sheet prepared in accordance with
GAAP) that are not reflected on the Financial Statements (including, without limitation, any liabilities relating to environmental, occupational and health matters or ERISA) except for current liabilities (within the meaning of GAAP) which have been incurred since the date thereof in the ordinary course of business and consistent in nature and amount with Borrowers' operating history. Notwithstanding anything else to the contrary contained in this Agreement or any Loan Document, Lender acknowledges that Borrower has informed Lender that Borrower has incurred liabilities as set forth on Schedule 4.2.1, and the existence of such debt shall not constitute a breach or an Event of Default of this Agreement or any of the Loan Documents.

         3.5. No Material Adverse Change. Since the date of their most recent Financial Statements, Borrowers have not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, financial condition or results of operation.

         3.6. Title to Assets; Existing Liens. Borrowers have good and marketable title to their assets, free and clear of all liens and encumbrances, except for (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted in their most recent Financial Statements, (c) assets disposed of by Borrowers since the date of their most recent Financial Statements in the ordinary course of business, consistent with past practice, and (d) the liens and encumbrances described on Schedule 3.6.


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

         3.7. Litigation. Except as set forth in Schedule 3.7, there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of Borrowers, threatened, against Borrowers or any of their properties which could result in a material adverse change in Borrowers' business, assets, operations, financial condition or results of operations and there is no basis known to Borrowers for any action, suit, proceeding or investigation which could result in such a material adverse change.

         3.8. Tax Returns. Borrowers have filed all returns and reports that are required to be filed by them in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon them or any of their properties or that they are required to withhold and pay over including, without limitation, unemployment, social security and similar taxes, and all of such taxes have been paid or adequate reserves therefore have been set aside or other provisions therefore have been made.

         3.9. Intellectual Property. Borrowers own or are licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of their business as currently conducted that are material to Borrowers' condition (financial or otherwise), business or operations. Lender acknowledges that the names "Brooklyn Cheesecake Company, Inc." and "Brooklyn Cheesecake and Desserts Company" are not registered or protected under state or federal laws, but Borrowers represent that they have instituted the process of registering and trade marking said names, and Borrowers covenant that they will pursue said process with diligence.

         3.10. INTENTIONALLY LEFT BLANK.

         3.11. Disclosure. None of the Loan Documents contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained in the Loan Documents not misleading. There is no fact known to Borrowers which materially and adversely affects or, so far as Borrowers can now foresee, might materially and adversely affect Borrowers' business, assets, operations, financial condition or results of operation and which have not otherwise been fully set forth in this Agreement or otherwise disclosed in writing to Lender.

         3.12. Places of Business. The locations of Borrowers' chief executive office and other places of business are shown on Schedule 3.12. Borrowers covenant not to establish any new, or discontinue any existing, place of business without giving Lender at least 30 days' prior notice.

         3.13. Capital Structure. Schedule 3.13 sets forth the respective authorized capital stock of Borrowers, the issued and outstanding shares of such stock, and the 5% or greater owners thereof. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on
Schedule 3.13.

         3.14. Subsidiaries, Affiliates, and Other Investments. Except as shown on Schedule 3.14, Borrowers have no subsidiaries or affiliates (other than its own shareholders); nor do Borrowers have any investment in any other person or entity.

                                   ARTICLE IV
                                    COVENANTS

         4.1. Affirmative Covenants. Borrowers agree that from the date of execution of this Agreement until the Obligations are satisfied in full, Borrowers shall (and shall cause each of its majority-owned subsidiaries, if any, to):

                  4.1.1. Payments of Taxes and Other Charges. Pay and discharge when due all taxes, assessments, charges, levies and other liabilities imposed upon Borrowers, their income, profits, properties or business, except those


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

which currently are being contested in good faith by appropriate proceedings and for which Borrowers shall have set aside adequate reserves or made other adequate provisions acceptable to Lender in its sole discretion.

                  4.1.2. Maintenance of Existence, Operation and Assets; Inspection. Do all things necessary to maintain, renew and keep in full force and effect their respective organizational existence and all rights, permits and franchises necessary to enable them to continue their business; continue in operation in substantially the same manner as at present; conduct business and enter into transactions only in the ordinary course, consistent with past practice; keep their properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and permit representatives of Lender to inspect Borrowers' properties and its books and records and to make extracts therefrom at all reasonable times during normal business hours.

                  4.1.3. Insurance. Keep their assets insured with responsible insurance companies against those risks and in such amounts as are commonly insured against by companies in similar businesses and owning similar assets. At Lender's request, Borrowers shall have Lender named as loss payee on all hazard insurance policies covering the Collateral and shall have Lender named as an additional insured on liability policies. Borrowers shall deliver to Lender such certificates, endorsements, and other evidence of such insurance as Lender may reasonably request.

                  4.1.4. Compliance with Laws. Comply materially with all laws applicable to Borrowers and to the operation of their respective business (including, without limitation, any statute, rule or regulation relating to employment practices and employee benefits and to environmental, occupational and health standards and controls).

                  4.1.5. Financial Reports. Deliver promptly such financial statements and reports as Lender may reasonably request including, without limitation, annual financial statements audited or reviewed by independent certified public accountants, quarterly interim financial statements prepared by Borrowers' management and within ten (10) days after the end of each calendar month, a monthly statement of cash flow and accounts receivable certified as accurate by the CEO of Borrowers. All such financial data shall be true, accurate and complete in all material respects and shall be prepared in accordance with GAAP consistently applied, subject, in the case of interim statements, to normal year-end adjustments and excluding disclosures normally required by GAAP.

                  4.1.6. Additional Reports. Provide prompt notice to Lender of the occurrence of any of the following (together with a description of the action which Borrowers propose to take with respect thereto): (a) any Event of Default or potential Event of Default hereunder or under any of the Loan Documents, (b) any litigation filed by or against Borrowers, (c) any event which might result in a material adverse change in Borrowers' business, assets, operations, financial condition or results of operation; and provide to Lender any other reports reasonably requested thereby.

                  4.1.7. Use of Proceeds. Use of the proceeds of the Loan only for the purposes specified in Section 1.1 above.

                  4.1.8. Indemnification. Borrowers agree to pay, and to hold Lender harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any requirement of law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement or the Loan Documents. In any suit, proceeding or action brought by Lender to enforce the provisions of this Agreement, Borrowers will save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account of Borrowers or obligor thereunder, arising out of a breach by


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

Borrowers of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account of Borrowers or obligor or its successors.

                  4.1.9. Further Identification of Collateral. Borrowers will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

                  4.1.10 Notices. Borrowers will advise Lender, in reasonable detail, at its address set forth below, (i) of any encumbrance on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the encumbrances created hereunder.

         4.2. Negative Covenants. Borrowers covenant and agree that from the date of execution of this Agreement until the Obligations are satisfied in full, Borrowers shall not (and shall cause each of its majority-owned subsidiaries, if any, not to), without Lender's prior written consent:

                  4.2.1. Indebtedness. Except as provided in Schedule 4.2.1 of this Agreement, maintain, create or incur any indebtedness for borrowed money other than the Loan and any subsequent indebtedness to Lender,

                  4.2.2. Liens and Encumbrances. Except for liens in favor of Lender create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired by Borrower. Notwithstanding anything else to the contrary contained in this Agreement or any of the Loan Documents, (i) Borrowers may lease equipment under which the lessor of such equipment may maintain a security interest in the equipment leased, and (ii) Borrowers may purchase equipment under which the seller of such equipment may maintain a security interest in the equipment purchased by the Borrowers, provided that for purchases of equipment in an amount greater than Ten Thousand ($10,000) Dollars, Borrowers must obtain the prior written consent of the Lender, which consent shall not be unreasonably withheld.

                  4.2.3. Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person or entity, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

                  4.2.4. Merger; Disposition of Assets. Merge or consolidate with or into any person or entity or lease, sell, transfer or otherwise dispose of any material assets, whether now owned or hereafter acquired, other than in the normal course of business and consistent with past practices.

                  4.2.5. Change in Business, Management or Ownership. Make or permit any material change in the nature of Borrower's business as carried on as of the date hereof or make any other major decisions which effect the business of Borrower other than day to day operation decisions.

4.2.6. Dividends and Other Distributions. Declare or pay any dividends on or make any distribution with respect to any class of its capital stock or equity or ownership interest, or repurchase, redeem, retire or otherwise acquire any of its capital stock or equity.

                  4.2.7. Investments. Purchase or hold beneficially any stock, other securities or evidence of indebtedness or make any loans or advances to, or make any investment or acquire any interests in, any other person or entity

                  4.2.8. Related Party Loans. Repay any loans payable to officers, shareholders or directors of Borrowers.

For so long as no Event of Default has occurred, notwithstanding anything else to the contrary contained in this Agreement or any of the Loan Documents, the Borrower may pay to (i) Ronald L. Schutte the "Minimum Amount Due," or past due amounts thereof, as required under the American Express Business Capital Line and in connection with the Revolving Credit Note to Ronald L. Schutte listed in

Schedule 4.2.1 and (ii) Anthony Merante the "Minimum Payment Due," or past due amounts thereof, as required under the Fleet Business Credit Express and in connection with the Revolving Credit Note to Anthony Merante listed in Schedule 4.2.1.

                                    ARTICLE V
                                     DEFAULT

         5.1. Events of Default. Events of default (an "Event of Default") are as follows:

                  5.1.1. Any material default in the Note or any of the other Loan Documents.

                  5.1.2 (a) Borrowers fail to make any payment of principal or interest payable under this Agreement or Loan Documents when due; or

                          (b) Borrowers fail to fully perform any material term,
                  condition or obligation as provided in this Agreement or Loan Documents that remains uncured for five (5) business days after notice from Lender of such default; or

                          (c) Creative or JMS file for bankruptcy or reorganization, are generally not paying their debts in accordance with past business practice, make an assignment for the benefit of creditors, a trustee or receiver is appointed over Creative or JMS or any of their property, bankruptcy, liquidation or other similar proceedings is commenced against Creative or JMS, or a writ or warrant or similar process is issued against Creative or JMS or their property; or

                          (d) Creative or JMS no longer remain a corporation  in
                  good standing in the State of its organization, or

                          (e) The death,  disability,  resignation or removal of
                  Ronald L. Schutte ("Schutte"), as CEO of Borrowers, unless in the case of death or disability there exists "Key Man" or disability insurance policies with proceeds utilized to pay all amounts due the Lender within a reasonable period of time. In addition, the Lender must be named as an additional insured and/or beneficiary on such policies, or

                          (f) The  inability  of  Borrowers  to pay any of their
                  debts (in accordance with past business practice) or taxes as they become due, or

                          (g) The filing of a summary  proceeding  by Borrowers'
                  landlord or of any lawsuit in excess of $20,000 against Creative and/or JMS that is not removed or bonded within 15 days of institution of such lawsuit, or

                          (h) Sales fall below $600,000 in any calendar quarter,
                  or (i) Cash and accounts receivable are below $125,000.

         5.2.  Remedies on Default:

                  5.2.1. Proceeds. If an Event of Default under this Agreement shall occur and be continuing or if any portion of the Obligations has become due and remain unpaid and if so requested by Lender (a) all proceeds received by Borrowers consisting of cash, checks and other near-cash items shall be held by Borrowers in trust for Lender, and shall, forthwith upon receipt by Borrowers, be turned over to Lender in the exact form received by Borrowers (duly endorsed by Borrowers to Lender, if required), and (b) any and all such proceeds received by Lender (whether from Borrowers or otherwise) may, in the sole discretion of Lender, be held by Lender for its own benefit as collateral security for, and/or then or at any time thereafter may be applied by Lender against the Obligations (whether matured or unmatured), such application to be in such manner as set forth in the Note and Borrowers waive any right of offset they may otherwise have. Any balance of such proceeds remaining after the Obligations shall have been paid in full and Lender shall have no further obligations or commitments under the Note shall be paid over to Borrowers or to whomsoever may be lawfully entitled to receive the same.

                  5.2.2.  Remedies. If any Event of Default under this Agreement shall have occurred and be continuing or from and after the date that any portion of the Obligations has become due and remains unpaid, Lender may exercise in addition to all other rights and remedies granted to them in this Agreement and in any Loan Documents, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, in the event of such an Event of Default as described in the preceding sentence, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrowers or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption which right or equity is hereby waived or released. Borrowers further agree, at Lender's request, and to the extent that Borrowers are able to do so, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrowers' premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the obligations, in such manner as is set forth in the Note and only after such application and after the payment by Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need Lender account for surplus, if any, to Borrowers. To the extent permitted by applicable law, Borrowers waive all claims, damages and demands it may acquire against Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten
(10) days before such sale or other disposition. Borrowers shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the obligations and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

                  5.2.3. No Subrogation. Notwithstanding any payment or payments made by Borrowers hereunder, or any set off or application of funds of Borrowers by Lender, or the receipt of any amounts by Lender with respect to any of the Collateral, Borrowers shall not be entitled to be subrogated to any of the rights of Lender against any other collateral security held by Lender for the payment of the Obligations until all amounts owing to Lender on account of the Obligations or commitments under the Note have been paid in full. If any amount shall be paid to Lender on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Borrowers in trust for Lender, and shall, forthwith upon receipt by Borrowers, be turned over to Lender in the exact form received by Borrowers (duly endorsed by Borrowers to Lender, if required) to be applied against the Obligations, whether matured or unmatured, in such manner as set forth in the Note, this Agreement and the Loan Documents.

                  5.2.4. Appointment to Borrowers Board of Directors. Within 10 days after a default under the Loan Documents, Creative and JMS shall take actions to cause the removal and/or resignation of a sufficient number of directors and to replace such directors with directors nominated by the Lender in order that there shall be a majority of directors on their respective Boards of Directors that are nominated by the Lender, provided that nominees of the Lender are qualified to serve as directors and there remains on the Boards of Directors a sufficient number of independent directors in order to be in compliance with law. It is acknowledged that this provision is intended to facilitate Lender's execution on the Collateral if an Event of Default occurs.

                                   ARTICLE VI
                               DISPUTE RESOLUTION

         6.1. Resolution of Disputes.

                  6.1.1. Jurisdiction; Process. The parties hereto irrevocably submit to the non-exclusive jurisdiction of any New Jersey state or United States Federal Court sitting in New Jersey over any suit, action or proceeding arising out of or relating to this Agreement.

         The parties hereto further consent to process being served in any such suit, action or proceeding by mailing a certified copy thereof, return receipt requested, to said party at its respective address referred to in Section 7.3. Each party agrees that such service shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in any other jurisdiction.

         Borrowers irrevocably waive, to the full extent permitted by law, any objection which it may have to the laying of venue of any such suit, action or proceeding brought in any such court any claim that any such suit, action or proceeding has been brought in an inconvenient forum. So long as this Agreement remains in effect, Borrowers will at all times have an authorized agent in New Jersey upon whom process may be served in any action or proceeding arising out of or relating to this Agreement.

                  6.1.2. Performance Pending Resolution. Each party shall be required to continue to perform its respective obligations under the Loan Documents pending final resolution of any Dispute, unless to do so would be impossible or impracticable under the circumstances.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1. Expenses. Borrowers shall pay to Lender or at Lender's direction, upon execution of this Agreement, and otherwise on demand, all costs and expenses incurred by Lender in connection with (a) the preparation, negotiation and closing of this Agreement, Loan Documents and any related documents, and any modifications hereto or thereto, it being agreed that reimbursement for said legal fees incurred by Lender exclusive of disbursements shall not exceed $5,000, and (b) instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the Collateral, whether through judicial proceedings, arbitration or otherwise, or in defending or prosecuting any actions, arbitrations or proceedings arising out of or relating to this Agreement or the Loan Documents including, without limitation, reasonable fees and expenses of counsel, expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

         7.2. Amendments, Indulgences, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Lender in the exercise of any right, power, or remedy under this Agreement or any of the other Loan Documents shall under any circumstances constitute or be deemed to be a waiver thereof, or prevent the exercise thereof in that or any other instance.

         7.3. Notices. All notices given hereunder shall be in writing and deemed validly given (a) three (3) business days after sent, postage prepaid, by certified mail, return receipt requested, (b) one (1) business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (c) when confirmation of transmission by facsimile during normal business hours is received, or (d) when delivered by hand, upon delivery, in each case to the intended recipient at its address shown below or to such other address, or in care of such other person, as either party shall hereafter specify to the other from time to time by due notice:

         If to Borrowers
                        J.M. Specialties, Inc. Creative Bakeries, Inc. 20 Passaic Avenue Fairfield, New Jersey 07004
                        Attention: Ron Schutte
                        Fax No.: (973) 808-0203

         cc:            Vincent LeVoci, Esq.
                        1590 Paulding Avenue
                        Bronx, NY 10462-3166
                        Fax No.:  (212) 898-0492

         If to Lender:
                        Fairfield Gourmet Food Corp.
                        12 Commerce Road
                        Fairfield, NJ 07004
                        Attn:  Ari Margulies
                        Fax No.:  (973) 882-6998

         cc:            Larry Frenkel, Esq.
                        28 Arcadian Drive
                        Wesley Hills, NY 10977
                        Fax (845) 364-8299

         7.4. Interpretation. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the legality, validity or enforceability of the remainder hereof. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         7.5. Entire Agreement. This Agreement, and all agreements and instruments to be delivered by the parties pursuant hereto or in connection herewith, represent the entire understanding of the parties with respect to the subject matter hereof, and supersede all other prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         7.6. Governing Law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and construed and interpreted according to the laws of the State of New Jersey.

         7.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         7.8. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of the obligations and all other amounts payable under this Agreement and the Loan Documents. Upon any assignment or transfer by Lender, the transferee shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrowers. Upon any such termination, Lender will, at Borrowers' expense, execute and delivery to Borrowers such documents as Borrowers shall reasonably request to evidence such termination.

         7.9 Limitation on Duties Regarding Preservation of Collateral. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrowers or otherwise.

         7.10. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.


IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the day and year first above written.

Borrowers:

                               J.M. Specialties, Inc., A New Jersey Corporation

                               By:
                                   ---------------------------------------
                                   Ronald L. Schutte
                                   Title: Chief Executive Officer & President



                               Creative Bakeries, Inc.

                               By:
                                   ---------------------------------------
                                   Ronald L. Schutte
                                   Title: Chief Executive Officer


Lender:

                               Fairfield Gourmet Food Corp.

                               By:
                                   ---------------------------------------
                                   Ari Margulies
                                   Title: President




STATE OF NEW JERSEY, COUNTY OF                               S S :
On the   day of       in the year
before me, the undersigned, personally appeared        Ronald L. Schutte

personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


---------------------------------------------------
(signature and office of individual taking acknowledgment)

                             SECURED PROMISSORY NOTE
                                  (THE "NOTE")


October 9, 2003
                          $250,000

            A. TERMS OF LOAN


      FOR VALUE RECEIVED, CREATIVE BAKERIES, INC., A NEW YORK CORPORATION ("CREATIVE") AND J.M. SPECIALTIES, INC., A NEW JERSEY CORPORATION ("JMS") (CREATIVE AND JMS ARE COLLECTIVELY REFERRED TO AS THE "BORROWERS"), with offices at 20 Passaic Avenue, Fairfield, New Jersey 07004, jointly and severally promises to pay to the order of FAIRFIELD GOURMET FOOD CORP., a New Jersey Corporation (the "LENDER"), at 12 Commerce Road, Fairfield, New Jersey 07004, or at such other place as the Lender may designate in writing, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), (the "Loan").

1. INTEREST; PREPAYMENT.

       (a) Borrower will pay interest on the unpaid principal amount hereof, computed on the basis of the actual number of days elapsed in a 360-day year, at a rate which shall be equal to thirteen percent (13.00%) per annum (the "Interest Rate").

       (b) The "Interest Rate Factor" shall be calculated by dividing the annual interest rate of 13% by 360 days and then multiplying the resulting quotient by the Number of Elapsed Days. The "Number of Elapsed Days" for the Interest due on December 31, 2003, shall be determined by the number of days from the date of this Agreement up until and including December 31, 2003. For Interest due on March 31, 2004, June 30, 2004, and August 31, 2004, the "Number of Elapsed Days" shall be determined respectively by the number of days from the last day of the previous quarter (excluding such last day of the previous quarter) up until and including the date upon which the Interest Payment is due. The "Interest" shall be calculated by multiplying the applicable Interest Rate Factor by the outstanding principal balance of the Loan as of the date each Interest payment is due unless there has been a modification of the principal balance during such period (such as by a payment) in which event interest will be calculated based on the outstanding balances from time to time. Interest on the Loan shall be due and payable on December 31, 2003, March 31, 2004, June 30, 2004 and August 31, 2004 provided such day is a Business Day ("Business Day"). Business Day shall mean any day other than Saturday, Sunday, or any other day on which commercial banks located in the State of New Jersey are required or authorized by law to be closed for business.
                Borrower will pay interest on any overdue installment of principal or interest for the period for which overdue, on demand, at a rate equal to eighteen percent (18.00%) per annum. In no event shall interest exceed the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrowers, first to collection expenses due hereunder, then to outstanding late charges, then to interest due and payable but not yet paid, then to the Yield Maintenance Payment (if any) and the remainder, if any, to principal. All payments by Borrowers or any endorser of this Note on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America.

       (c) Prepayment. The Borrowers may prepay up to (Sixty Two Thousand Five Hundred ($62,500) Dollars in principal on each date that interest is due pursuant to this Agreement, without penalty or premium. Borrowers may also prepay all of the principal of the Loan at any time provided such prepayment shall include interest calculated to the date of prepayment plus fifty (50%) percent of the interest that would have been earned had the Loan not been prepaid from the date of such prepayment to the Due Date of the Loan (the "Yield Maintenance Payment"). It is acknowledged that the Yield Maintenance Payment is intended to compensate Lender for utilizing its credit in order to make the Loan to Borrowers and is not to be deemed additional interest for any purpose. The Yield Maintenance Payment shall also be due in the event of a prepayment as a result of acceleration of the Loan as a result of an Event of Default.

         2. DUE DATE. The Loan together with interest as provided herein shall be due on August 31, 2004 (the "Due Date").


                B. REPRESENTATIONS AND WARRANTIES

         3. Borrowers represents and warrant to the Lender that:


       (a) The Note is legal, valid, and contains binding obligations of Borrowers enforceable against Borrowers in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

       (b) Borrowers are not in default in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, except where such default would not have a material adverse effect on the assets, liabilities or financial condition of Borrowers (a "Material Adverse Effect").

       (c) There is no pending or threatened action or proceeding against or affecting Borrowers before any court, governmental agency, or arbitrator which is reasonably likely to , in any one case or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of Borrowers to perform their obligations under this Note.


                C. EVENTS OF DEFAULT

         4. If any of the following events shall occur and be continuing:

        (a) Borrowers shall fail to make any payment of principal or interest on this Note when due;

        (b) Borrowers shall be in material default in the performance or observance of any covenant or agreement contained herein or in the Loan and Security Agreement securing this Loan following five (5) business days' written notice thereof;

       (c) Any representation or warranty made by or on behalf of Borrowers in this Note, or in the Loan and Security Agreement or in any other agreement, instrument, or statement delivered to the Lender by or on behalf of Borrowers shall at any time prove to have been incorrect when made in any material respect;

       (d) Creative or JMS no longer remain corporations in good standing in the state of their respective organization;

       (e) The death, disability, resignation or removal of Ronald L. Schutte ("Schutte"), as CEO of Borrowers, unless in the case of death or disability there exists "Key Man" or disability insurance policies with proceeds utilized to pay all amounts due the Lender within a reasonable period of time. In addition, the Lender must be named as an additional insured and/or beneficiary on such policies;

       (f) The inability of Borrowers to pay any of their debts in accordance with past business practice or taxes as they become due;

       (g) The filing of any lawsuit in excess of $20,000 against Creative and/or JMS that is not removed or bonded within 15 days of institution of such lawsuit;

       (h)      Sales fall below $600,000 in any calendar quarter;

       (i)      Cash and accounts receivable are below $125,000;

       (j) Any judgment against Creative or JMS or any attachment, levy or execution against any of their properties for any material amount shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of fifteen (15) days or more after its entry, issue or levy, as the case may be;

       (k) Creative or JMS shall make an assignment for the benefit of creditors, a trustee, receiver or liquidator shall be appointed for either of them or for any of their property; or

       (l) The commencement of any proceedings by Creative or JMS under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute or the commencement of any such proceedings without the consent of Borrower and such involuntary proceedings shall continue undischarged for a period of sixty (60) days;

       then, and in any such event, (with each of the foregoing events to constitute an "EVENT OF DEFAULT"), the Lender may declare the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon to be immediately due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, offset, protest or notice of any kind, all of which are hereby expressly waived by Borrowers.

                                D. MISCELLANEOUS

5. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to its rules on conflicts of laws.

6. NOTICES, ETC. All notices and other communications provided for under this Note shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to Borrowers, at Borrower's address indicated above (fax (973) 808-0203) with a copy to Vincent LeVoci, Esq. 1590 Paulding Avenue, Bronx, NY 10462-3166 (fax (212) 898-0492), and if to the Lender, at its address indicated above (fax (973) 882-6998), with a copy to Larry Frenkel, Esq., 28 Arcadian Drive, Wesley Hills, New York 10977, (fax (845) 364-8299) or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph. Except as otherwise provided in this Note, all such notices and communications shall be effective either on receipt if delivered by hand, telegraphic, telex and facsimile transmissions, or three (3) Business Days following deposit, postage fully paid, in the mails by certified mail.

7. NO WAIVER. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

8. COSTS AND EXPENSES. Borrowers shall reimburse the Lender for all costs and expenses incurred by the Lender and shall pay the reasonable fees and disbursements of counsel to the Lender in connection with the preparation of this Secured Promissory Note and any documents related thereto with a maximum amount of $5,000 plus disbursements, and shall also pay all costs including reasonable fees incurred by Lender in enforcement of the Lender's rights hereunder. Borrowers shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) incurred or payable in connection with the execution and delivery of this Note.

9. AMENDMENTS. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by Borrowers therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Borrowers hereby waive demand, presentment, notice of dishonor, and protest of nonpayment and agree that any time and from time to time and with or without consideration, Lender may, without notice to or further consent of Borrowers, and without in any manner releasing, or affecting the obligations of Borrowers: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend, or grant indulgences with respect to (i) this Note, and (ii) all or any part of any collateral or security for this Note; and (b) grant any extension or other postponements of the time of payment hereof.

10. SUCCESSORS AND ASSIGNS. This Note shall be binding upon Borrowers and its heirs, legal representatives, successors and permitted assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns, including subsequent holders hereof. This Note is freely transferable and assignable by the Lender and each subsequent holder hereof and any reference to Lender herein shall be deemed to refer to any subsequent transferee or assignee of this Note. Notwithstanding the foregoing, Borrowers may not assign their rights or obligations under this Note whether by voluntary assignment or transfer, operation of law, or otherwise without the consent of Lender.

11. SEVERABILITY. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

12. ENTIRE AGREEMENT. This Note sets forth the entire agreement of Borrowers and the Lender with respect to this Note and may be modified only by a written instrument executed by Borrower and the Lender.

13. HEADINGS. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Note.

14. JURISDICTION; SERVICE OF PROCESS. Borrowers agree that in any action or proceeding brought on or in connection with this Note (i) the state courts of the State of New Jersey, or (in a case involving diversity of citizenship) the United States District Court in Newark, New Jersey, shall have jurisdiction of any such action or proceeding, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Lender upon Borrowers by registered or certified mail directed to Borrowers at their address referenced herein, Borrowers hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing Borrowers shall appear or answer to any summons and complaint or other process, and should Borrowers fail to appear to answer within said thirty (30) day period, it shall be deemed in default and judgment may be entered by the Lender against Borrowers for the amount as demanded in any summons or complaint or other process so served.

15. WAIVER OF THE RIGHT TO TRIAL BY JURY. Borrowers hereby irrevocably waive the right to trial by jury in any action, proceeding, claim, or counterclaim, whether in contract or tort, at law or in equity, in any manner connected with this note or any transactions hereunder.


       IN WITNESS WHEREOF, Borrowers have caused this Note to be executed and delivered as of the day and year and at the place first above written.


                               CREATIVE BAKERIES, INC.


                               --------------------------------------------
                               By:  Ronald Schutte, Chief Executive Officer





                               J.M. SPECIALTIES, INC., A NEW JERSEY
                               CORPORATION


                               ---------------------------------------
                               By:  Ronald L. Schutte, CEO & President